EXHIBIT 99.1

                              Triarc Companies, Inc.
                              1155 Perimeter Center West
                              Suite 1200
                              Atlanta, GA 30338

For Immediate Release

CONTACT:          Anne A. Tarbell
(212) 451-3030
www.triarc.com

TRIARC PROVIDES CORPORATE UPDATE

Considering name change to reflect transformation to “pure play” restaurant company

Deerfield Capital common stock to be distributed to shareholders

ATLANTA (March 12, 2008) –Triarc Companies, Inc. (NYSE: TRY; TRY.B) today provided a corporate update.

To reflect the company’s more focused identity as a “pure play” restaurant company, Triarc’s Board of Directors is considering a corporate name change and has approved the distribution of the company’s 9,835,010 shares of common stock (the “DFR Shares”) of Deerfield Capital Corp. (”DFR”) to holders of Triarc’s Class A Common Stock and Class B Common Stock through a special dividend as soon as practicable.

In December 2007, Triarc completed the sale of its majority interest in Deerfield & Company LLC (“Deerfield”), an asset management firm, to DFR.  In connection with that sale, Triarc received 9,629,368 shares of DFR convertible preferred stock convertible into shares of DFR common stock on a share-for-share basis and 205,642 shares of DFR common stock previously owned by Deerfield.  On March 11, 2008, DFR stockholders approved the one-for-one conversion of the convertible preferred stock into DFR common stock.  In addition, Triarc received approximately $48 million principal amount of senior secured notes of Deerfield in connection with the sale of Deerfield that it will continue to hold following the expected distribution of the DFR Shares.

Since DFR’s February 29, 2008 earnings update, the market price for DFR’s common stock has declined from a closing price of $6.63 per share on February 28, 2008 to $1.50 per share on March 11, 2008.  As a result, Triarc currently anticipates recording a non-cash charge to earnings in the range of $60 million and $70 million (which will not be tax deductible) in the first quarter of 2008 to reflect the decline in value of the DFR shares.  The net impact to stockholders’ equity of this charge will be $7 million less, net of the related tax benefit, than the charge to earnings due to unrealized holding losses that reduced stockholders’ equity at the end of the fourth quarter of 2007.  In the fourth quarter of 2007, Triarc recorded a gain of $40.2 million in connection with the sale of its interest in Deerfield to DFR.  Following the expected distribution of the DFR shares, Triarc will have no financial interest in DFR other than the approximately $48 million principal amount of senior secured notes of Deerfield.

On February 29, 2008, Triarc reported its full year 2007 financial performance including the results for Arby’s®.  During 2007, Arby’s operating profit increased 14% to $109 million and EBITDA (which we define as operating profit (loss) plus depreciation and amortization, other than amortization of deferred financing costs) increased 12% to approximately $168 million due to new unit development, positive franchisee same store sales and steady operating margins.  Arby’s EBITDA is reconciled to consolidated EBITDA which, in turn, is reconciled to consolidated net income (loss), in the attached table.

At fiscal year-end 2007, Triarc also had approximately $195 million in cash, cash equivalents and investments (excluding the DFR shares and Deerfield notes)1, total debt of approximately $740 million (including capitalized lease obligations) and 93.3 million fully diluted shares.

Roland Smith, Triarc's Chief Executive Officer, said: “I am encouraged by the prospects for continued improvement in Arby’s financial performance.  For 2008, we will continue to focus on further improving operations, adding new stores and growing customer traffic.  Increasing both our national share of voice and the effectiveness of our advertising as well as new product development are also important objectives for our company.”

Smith added: “We believe Triarc, as a ‘pure play’ restaurant company, will be able to significantly increase value through both organic growth and the acquisition of other restaurant companies.  We have a tremendous brand, supported by a dedicated group of franchisees and our team in Atlanta.  I look forward to updating our shareholders on our progress at Arby’s.”

       Triarc is a holding company and, through its subsidiaries, is the franchisor of the Arby's restaurant system which is comprised of approximately 3,700 restaurants, of which, as of December 30, 2007, 1,106 were owned and operated by our subsidiaries.

# # #
Notes and Table To Follow

1 Defined as cash and cash equivalents, receivables from sales of investments and both current and non-current investments and is net of any investments held in DFR. Also includes approximately $99.3 million of restricted investments held in an account managed Trian Fund Management, L.P.

NOTES TO PRESS RELEASE

1.
There can be no assurance that the distribution of the DFR Shares will be completed. Additionally, there can be no assurance of the terms or timing of any such distribution, all of which will be determined by our Board of Directors (or a committee thereof) at a later date.  The consummation of the distribution is subject to, among other things, compliance with applicable securities laws, including the registration statement previously filed by DFR with the Securities Exchange Commission (the “SEC”) allowing for the resale of the DFR Shares by Triarc shareholders being declared effective by the SEC.

2.
The actual amount of the non-cash charge to be taken by Triarc in the first quarter of 2008 may differ from that discussed in this press release based on a number of factors, including the date, if any, during the first quarter that the DFR shares are distributed and the value of the DFR shares on such date or on the last day of the first quarter if such distribution has not yet occurred.

3.
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in this press release, we present EBITDA because we believe it is a useful supplement to operating profit in understanding and assessing our consolidated results as well as the results of our segments.  We also use EBITDA to evaluate our segment performance and allocate resources.  Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures may not be consistent with the way we calculate EBITDA.  Our presentation of EBITDA is not intended to replace the presentation of our financial results in accordance with GAAP.  EBITDA should not be considered as an alternative to operating profit or net income (loss).

4.	References in this press release to "Company-owned" restaurants include owned and leased restaurants.

5.	There can be no assurance that we will build 50 new Company-owned units during 2008 or that our franchisees will honor their commitments to build 386 new restaurants through 2014.

6.	There can be no assurance that Triarc will consummate any acquisitions or, if it does consummate an acquisition, that it will be transformative in nature.

7.
Certain statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (“Triarc”), and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements contained in this press release are based on our current expectations, speak only as of the date of this release and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.  Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements contained herein.  Such factors, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:

•	competition, including pricing pressures and the potential impact of competitors’ new units on sales by Arby’s restaurants;

•	consumers’ perceptions of the relative quality, variety, affordability and value of the food products we offer;

•	success of operating initiatives;

•	development costs, including real estate and construction costs;

•	advertising and promotional efforts by us and our competitors;

•	consumer awareness of the Arby’s brand;

•	the existence or absence of positive or adverse publicity;

•	new product and concept development by us and our competitors, and market acceptance of such new product offerings and concepts;

•
changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as “mad cow disease” and avian influenza or “bird flu”;

•	changes in spending patterns and demographic trends, such as the extent to which consumers eat meals away from home;

•	adverse economic conditions, including high unemployment rates, in geographic regions that contain a high concentration of Arby’s restaurants;

•	the business and financial viability of key franchisees;

•	the timely payment of franchisee obligations due to us;

•	availability, location and lease terms of sites for restaurant development by us and our franchisees;

•	the ability of our franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

•	delays in opening new restaurants or completing remodels of existing restaurants;

•	the timing and impact of acquisitions and dispositions of restaurants;

•	our ability to successfully integrate acquired restaurant operations;

•	anticipated or unanticipated restaurant closures by us and our franchisees;

•	our ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby’s restaurants successfully;

•	changes in business strategy or development plans, and the willingness of our franchisees to participate in our strategies and operating initiatives;

•	business abilities and judgment of our and our franchisees’ management and other personnel;

•	availability of qualified restaurant personnel to us and to our franchisees, and the ability to retain such personnel;

•
our ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby’s restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

•	changes in commodity (including beef and chicken), labor, supply, distribution and other operating costs;

•	availability and cost of insurance;

•	adverse weather conditions;

•	availability, terms (including changes in interest rates) and effective deployment of capital;

•
changes in legal or self-regulatory requirements, including franchising laws, accounting standards, environmental laws, payment card industry rules, overtime rules, minimum wage rates, government-mandated health benefits and taxation rates;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

•	the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities;

•	the impact of our continuing investment in Deerfield Capital Corp., including the possibility of future impairment charges with respect to that investment; and

•
other risks and uncertainties affecting us and our subsidiaries referred to in our Form 10-K (see especially “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and in our other current and periodic filings with the Securities and Exchange Commission.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We assume no obligation to update any forward-looking statements after the date of  this press release as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Triarc Companies, Inc. and Subsidiaries
Calculation of EBITDA by Segment and a Reconciliation of Consolidated EBITDA to Net Income (Loss) for the
Fourth Quarter and Fiscal Year Ended December 31, 2006 and December 30, 2007

	Fourth Quarter		Fiscal Year
	2006	2007	2006	2007
	(In thousands except per share amounts) (Unaudited)
Operating profit (loss):
Restaurants	$23,295	$31,998	$95,345	$108,672
Asset management (a)	11,498	40,277	15,833	44,154
General corporate	(16,108)	(14,348)	(66,551)	(132,926)
Consolidated operating profit	18,685	57,927	44,627	19,900

Plus: depreciation and amortization, excluding amortization of deferred financing costs:
Restaurants	18,112	16,386	54,567	59,532
Asset management	2,689	1,369	7,317	9,373
General corporate	1,110	1,154	4,343	4,417
Consolidated depreciation and amortization, excluding amortization of deferred financing costs	21,911	18,909	66,227	73,322

EBITDA:
Restaurants	41,407	48,384	149,912	168,204
Asset management (a)	14,187	41,646	23,150	53,527
General corporate	(14,998)	(13,194)	(62,208)	(128,509)
Consolidated EBITDA	40,596	76,836	110,854	93,222
Depreciation and amortization, excluding amortization of deferred financing costs	(21,911)	(18,909)	(66,227)	(73,322)
Interest expense	(14,040)	(15,166)	(114,088)	(61,331)
Loss on early extinguishment of debt	(411)	-	(14,082)	-
Investment income, net	5,431	12,511	80,198	52,201
Gain (loss) on sale of unconsolidated business	1,722	(2,872)	3,981	(314)
Other income (loss), net	(1,056)	(4,348)	4,696	(1,042)
Income from continuing operations before income taxes and minority interests	10,331	48,052	5,332	9,414
(Provision for) benefit from income taxes	(7,749)	(16,034)	(4,612)	8,354
Minority interests in income (loss) of consolidated subsidiaries	(4,849)	150	(11,523)	(2,682)
Income (loss) from continuing operations	(2,267)	32,168	(10,803)	15,086
Income (loss) from discontinued operations	183	1,144	(129)	995
Net income (loss)	$(2,084)	$33,312	$(10,932)	$16,081

(a)
The Operating profit and EBITDA of the Asset management segment for the 2007 fourth quarter and the 2007 fiscal year includes the $40,193 gain on the Deerfield Sale, but excludes the charge to be taken in the first quarter of 2008 that is referred to in this press release.